Exhibit 99.1

4675 MacArthur Court, Suite 800
Newport Beach, California 92660 USA
949.437.1000   fax: 949.724.1397
www.cleanenergyfuels.com

Clean Energy Reports 85.1 Million Gallons Delivered and Revenue of $89.5 Million for First Quarter of 2017

NEWPORT BEACH, Calif.—(BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) ("Clean Energy" or the "Company") today announced operating results for the first quarter ended March 31, 2017.

The Company delivered 85.1 million gallons in the first quarter of 2017, a 9.8% increase from 77.5 million gallons delivered in the first quarter of 2016.

Revenue for the first quarter of 2017 was $89.5 million, a 6.6% decrease from $95.8 million of revenue for the first quarter of 2016. This decrease was primarily due to the expiration of excise tax credits for alternative fuels ("VETC") as of December 31, 2016, resulting in a $6.4 million decrease in revenue for in the first quarter of 2017 compared to the same period in 2016. Station construction revenue decreased between periods as a result of product mix favoring project upgrades for existing customers in the first quarter of 2017 compared to more standalone station builds in the same period in 2016. Compressor sales declined in the first quarter of 2017 compared to the same period in 2016 due to continued low global demand. Revenue from gallons delivered ("volume -related revenue") increased in the first quarter of 2017 compared to the same period in 2016 due to volume growth.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “The first quarter of the year was very significant. Not only did we grow volumes and strengthen our balance sheet with additional debt reductions, but the deal with BP to buy our RNG production assets and put in place a long-term supply agreement, positions us very well to continue to grow our Redeem business. The demand for Redeem renewable natural gas has grown from a niche product in California to a national offering that customers want because it’s a great way to achieve sustainability goals at an affordable cost."

On a GAAP basis, net income for the first quarter of 2017 was $61.1 million, or $0.40 per share, compared to net income of $2.8 million, or $0.03 per share, for the first quarter of 2016. The first quarter of 2017 included gains of $3.2 million and $70.6 million, respectively, from the Company's repurchase of a portion of its outstanding debt at a discount to the face amount and the sale of certain assets related to the upstream production portion of the Company's RNG business to BP (the "Asset Sale"). The first quarter of 2016 included VETC revenue of $6.4 million and a gain of $15.9 million from the debt repurchase at a discount to the face amount.

Non-GAAP income per share and Adjusted EBITDA for the first quarter of 2017 was $0.41 per share and $80.7 million, respectively, which included gains from the debt repurchases at a discount to the face amount and the Asset Sale. Non-GAAP income per share and Adjusted EBITDA for the first quarter of 2016 was $0.05 per share and $29.7 million, respectively, which included VETC revenue and gains from the debt reduction. Non-GAAP income per share and Adjusted EBITDA are described below and reconciled to GAAP net income and income per share attributable to Clean Energy Fuels Corp.

Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements, which statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company uses non-GAAP financial measures that it calls non-GAAP income per share ("non-GAAP EPS" or "non-GAAP income per share") and adjusted EBITDA ("Adjusted EBITDA"). Management has presented non-GAAP EPS and Adjusted EBITDA because it believes that these measures provide meaningful supplemental information regarding the Company’s performance for the following reasons: (1) these measures allow for greater transparency with respect to key metrics used by management, as management uses these measures to assess the Company’s operating performance, for financial and operational decision-making; (2) they exclude the impact of items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other expenditures, charges or gains in order to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income or income per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company's presentation of non-GAAP EPS and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP EPS

Non-GAAP EPS is defined as net income attributable to Clean Energy Fuels Corp., plus stock-based compensation expense, the total of which is divided by the Company’s weighted-average shares outstanding on a diluted basis. The Company’s management believes that excluding non-cash expenses related to stock-based compensation provides useful information to investors because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance, which may obscure trends in a company’s core operating performance.

The table below shows GAAP and non-GAAP EPS and also reconciles GAAP net income attributable to Clean Energy Fuels Corp. to an adjusted net income figure used in the calculation of non-GAAP EPS:

	Three Months Ended March 31,
(in 000s, except share and per-share amounts)	2016	2017
Net Income Attributable to Clean Energy Fuels Corp.	$2,828	$61,059
Stock-Based Compensation, Net of $0 Tax	2,419	1,910
Adjusted Net Income	$5,247	$62,969
Diluted Weighted-Average Common Shares Outstanding	99,821,844	152,972,153
GAAP Income Per Share	$0.03	$0.40
Non-GAAP Income Per Share	$0.05	$0.41

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Clean Energy Fuels Corp., plus or minus income tax expense (benefit), plus interest expense, minus interest income, plus depreciation and amortization expense, and plus stock-based compensation expense. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net income attributable to Clean Energy Fuels Corp.:

	Three Months Ended March 31,
(in 000s)	2016	2017
Net Income Attributable to Clean Energy Fuels Corp.	$2,828	$61,059
Income Tax Expense (Benefit)	381	(2,263)
Interest Expense	9,301	4,911
Interest Income	(141)	(192)
Depreciation and Amortization	14,961	15,317
Stock-Based Compensation, Net of $0 Tax	2,419	1,910
Adjusted EBITDA	$29,749	$80,742

Definition of "Gallons Delivered"

The Company defines “gallons delivered” as its gallons of compressed natural gas ("CNG"), liquefied natural gas ("LNG") and renewable natural gas ("RNG"), along with its gallons associated with providing operations and maintenance services, in each case delivered to its customers in the applicable period, plus the Company's proportionate share of gallons delivered by joint ventures in the applicable period.

The table below shows gallons delivered for the three months ended March 31, 2016 and 2017:

	Three Months Ended March 31,
Gallons Delivered (in millions)	2016	2017
CNG	61.1	68.5
RNG(1)	1.0	0.6
LNG	15.4	16.0
Total	77.5	85.1
(1) Represents RNG sold as non-vehicle fuel. RNG sold as vehicle fuel, also known as Redeem™, is included in CNG and LNG, as applicable.
Sources of Revenue
The following table represents our sources of revenue for the three months ended March 31, 2016 and 2017:

	Three Months Ended March 31,
Revenue (in Millions)	2016	2017
Volume -Related	$67.8	$73.6
Compressor Sales	8.3	6.5
Station Construction Sales	13.3	9.3
VETC	6.4	—
Other	—	0.1
Total	$95.8	$89.5

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes through Saturday, June 3 by dialing 1.877.870.5176 from the U.S., or 1.858.384.5517 from international locations, and entering Replay Pin Number 13655264. There also will be a simultaneous live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels
 Clean Energy Fuels Corp. is the leading provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG vehicle fueling stations; manufacture CNG and LNG equipment and technologies; and deliver more CNG and LNG vehicle fuel than any other company in the U.S. Clean Energy also sells Redeem™ RNG fuel and believes it is the cleanest transportation fuel commercially available, reducing greenhouse gas emissions by up to 70%. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding, among other things: growth in the market for natural gas and other alternative vehicle fuels; sales of growing volumes of natural gas vehicle fuel; the benefits of natural gas (including RNG) as an alternative vehicle fuel, including its effectiveness and economic and environmental benefits; continued interest and investment in natural gas as a vehicle fuel; and the success of the Company’s relationship with BP and other strategic partnerships. Actual results and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas and other alternative fuels, as well as heavy-duty trucks and other vehicles powered by these fuels; the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel; the Company’s ability to capture a substantial share of the market for alternative vehicle fuels and otherwise compete successfully in this market; the Company’s ability to recognize the anticipated benefits of building CNG and LNG stations, including receiving revenue from these stations equal to or greater than their costs or at all; future availability of capital, including equity or debt financing, as needed to fund the growth of the Company’s business and repayment of its debt obligations (whether at or prior to maturity); the availability of tax credits and other government programs or incentives that promote natural gas or other alternatives as a vehicle fuel; changes to federal, state or local fuel emission standards or other environmental regulations applicable to natural gas production, transportation or use; compliance with other applicable government regulations; the Company’s ability to manage and grow its RNG business after the sale of the upstream production portion of this business; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to sustain or grow its compressor business and manage risks and uncertainties related to the global scope of this business; the Company’s ability to realize the intended benefits of any mergers, acquisitions, divestitures, investments or other strategic transactions or relationships; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s Quarterly Report on Form 10-Q, filed on May 4, 2017 with the Securities and Exchange Commission (www.sec.gov), contains additional information on these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

Tony Kritzer
Director of Investor Communications
949.437.1403

News Media Contact:

Gary Foster
Senior Vice President, Corporate Communications
949.437.1113

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

 (In thousands, except share data, Unaudited)

	December 31, 2016	March 31, 2017
Assets
Current assets:
Cash and cash equivalents	$36,119	$47,125
Restricted cash	6,996	253
Short-term investments	73,718	50,803
Accounts receivable, net of allowance for doubtful accounts of $1,063 and $1,006 as of December 31, 2016 and March 31, 2017, respectively	79,432	68,123
Other receivables	21,934	19,861
Note receivable	—	123,487
Inventory	29,544	28,711
Prepaid expenses and other current assets	14,021	12,656
Total current assets	261,764	351,019
Land, property and equipment, net	483,923	433,317
Notes receivable and other long-term assets, net	16,377	15,244
Investments in other entities	3,475	2,606
Goodwill	93,018	66,777
Intangible assets, net	38,700	37,496
Total assets	$897,257	$906,459
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt and capital lease obligations	$5,943	$4,132
Accounts payable	23,637	17,220
Accrued liabilities	52,601	53,694
Deferred revenue	7,041	7,212
Total current liabilities	89,222	82,258
Long-term portion of debt and capital lease obligations	241,433	211,251
Long-term debt, related party	65,000	40,000
Other long-term liabilities	7,915	5,338
Total liabilities	403,570	338,847
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 224,000,000 shares; issued and outstanding 145,538,063 shares and 149,722,174 shares at December 31, 2016 and March 31, 2017, respectively	15	15
Additional paid-in capital	1,090,361	1,103,124
Accumulated deficit	(603,836)	(543,273)
Accumulated other comprehensive loss	(17,675)	(16,741)
Total Clean Energy Fuels Corp. stockholders’ equity	468,865	543,125
Noncontrolling interest in subsidiary	24,822	24,487
Total stockholders’ equity	493,687	567,612
Total liabilities and stockholders’ equity	$897,257	$906,459

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data, Unaudited)

	Three Months Ended March 31,
	2016	2017
Revenue:
Product revenue	$83,992	$76,229
Service revenue	11,790	13,262
Total revenue	95,782	89,491
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	53,371	54,597
Service cost of sales	5,884	6,264
Selling, general and administrative	25,595	23,773
Depreciation and amortization	14,961	15,317
Total operating expenses	99,811	99,951
Operating loss	(4,029)	(10,460)
Interest expense	(9,301)	(4,911)
Interest income	141	192
Other income (expense), net	250	(167)
Loss from equity method investments	(74)	(36)
Gain from extinguishment of debt	15,923	3,195
Gain from sale of certain assets of subsidiary	—	70,648
Income before income taxes	2,910	58,461
Income tax benefit (expense)	(381)	2,263
Net income	2,529	60,724
Loss attributable to noncontrolling interest	299	335
Net income attributable to Clean Energy Fuels Corp.	$2,828	$61,059
Income per share:
Basic	$0.03	$0.41
Diluted	$0.03	$0.40
Weighted-average common shares outstanding:
Basic	97,178,768	148,847,503
Diluted	99,821,844	152,972,153